SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (date of earliest event reported) December 15, 1998

                        TOUPS TECHNOLOGY LICENISNG, INC.
             (Exact name of registrant as specified in its charter)

         Florida                     000-23897                   59-3462501
State or other jurisdiction          Commission                (IRS Employer
of incorporation)                    File Number)           Identification No.)

             7887 Bryan Diary Road, Suite 105, Largo, Florida 33777
                    (address of principal executive offices)

Registrant's telephone number, including area code:  (813)-548-0918

ITEM 1            Not applicable

ITEM 2            Not applicable

Item 3            Not applicable.

Item 4            Not applicable.

Item 5 Significant Contract - On the 15th of December, an Agreement was executed between Toups Technology Licensing, Inc., ("TTL", the "Company" or the "Registrant") and Compania De Luz Y Fuerza De Las Terrenas, C.por A. relating to the Company's AquaFuel(TM)technology. The Agreement is summarized below and is included in its entirety herein as
                    Exhibit 1 to this Form 8-K.

                    Effective December 15, 1998, the Company entered an Agreement with the Compania De Luz Y Fuerza De Las Terrenas,
                    C. por A. headquartered at Polvorin No. 7, Ciudad Colonial, Santo Domingo, Dominican Republic ("Utility"). A complete copy of the Agreement is attached hereto as Exhibit 1.

                  Highlights of the Agreement:

                      The  Parties  to the  Agreement  are the  Company  and the
                  Utility. The Utility is a private energy provider/utility with its own transmission lines providing electric power and the Utility is pre-qualified to purchase and intends to purchase up to 1,200 mega-watts of installed capacity and install an additional 200-300 megawatts throughout the Dominican Republic in 10-30 megawatt units to private enterprises. The Utility is a consortium of entities organized to privatize the delivery of electric power throughout the Dominican Republic. Signatories to the Agreement were, on behalf of the Company, President and Chief Executive Officer Leon H. Toups and, on behalf of the Utility, Presidente Ing. Jose Oscar Orsini Bosch

                      The Agreement  specifies a  joint-venture  is to be formed
                  titled             "AquaFuel(TM)-Dominicana,              S.A.
                  ("AquaFuel(TM)-Dominicana") in which the Company would own 49% and the Utility would own 51% of the capital stock issued in the formation of AquaFuel(TM)-Dominicana.

                      The   purpose   of   AquaFuel-Dominicana   shall   be  the
                  construction and operation of an AquaFuel production facility which, at a minimum, is able to generate 1.653 gigawatts of electric power during a twenty-year period.

                      The Agreement states "Therefore,  as an inducement to form the TTL-Utility joint venture envisioned throughout this Agreement, the Utility represents is has, among other things, arranged for the purchase of 1.653 Gigawatts of output of AquaFuel at the rate of $0.0435 per kilowatt-hour with an annual value of approximately $72,020,340 per year for a period of twenty-years and that the Utility has arranged for the sale of distilled water produced from the operation of an AquaFuel apparatus and has arranged for the use of the AquaFuel apparatus in the reclamation of contaminated water. The Utility acknowledges TTL would not enter this agreement without the above-described inducements."

                      In fulfillment of the Agreement, responsibilities of the Company and the Utility include:

                  The Utility shall:

                      Cause    for    the     formation    and    staffing    of
                  AquaFuel-Dominicana; acquire 500,000 of the Company's unregistered common shares at the rate of $1.00 per share for a total subscription of $500,000. Once formed, AquaFuel-Dominicana shall contribute engineering and other personnel necessary to complete the Engineering Analysis/Feasibility Study, Plant Design and Plant Construction through Check-Out. AquaFuel-Dominicana shall payout to the Company $200,000 for the Engineering Analysis/Feasibility Study, $300,000 for the purpose of completing Plant Design drawings and $6,000,000 for the construction of the AquaFuel plant. Thereafter, TTL shall be the recipient of 49% of the profits and loss of AquaFuel-Dominicana and the Utility shall be the recipient of 51% of the profits and loss of AquaFuel-Dominicana.

                  TTL shall:

                      Make  available  the  AquaFuel  technology;  complete  the
                  Applications Engineering, deliver an AquaFuel production unit able to create AquaFuel at the minimum rate of 4,000 cubic-feet-per-hour; construct a prototype unit demonstrating the wastewater recycling aspect; construct a prototype unit demonstration the power generation ability of the AquaFuel gas; contribute engineering and other personnel necessary to complete the Engineering Analysis/Feasibility Study, Plant Design and Plant Construction through Check-Out.

                  Miscellaneous conditions of the Agreement include:

                      As a  part  of  the  Agreement,  TTL  shall  issue  to  an additional 500,000 of the Company's unregistered common shares to the Utility or its assigns and shall thereafter cause for the registration of the 1,000,000 unregistered common shares issued pursuant to the Agreement; AquaFuel-Dominicana may not dilute TTL below 49% ownership and if any shares of AquaFuel-Dominicana are issued for any reason, a number of shares shall be issued at no charge to TTL such that TTL shall own 49% of AquaFuel-Dominicana both before and after any issuance of stock; upon fulfillment of the Agreement which TTL considers shall occur with the activation of the AquaFuel Plant, the Company shall grant exclusive rights to AquaFuel-Dominicana for the commercialization of AquaFuel throughout the Dominican Republic, Caribbean, Central and South America.

Item 6            Not applicable.

Item 7            Not applicable.

Item 8            Not applicable.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Toups Technology Licensing, Inc.
                                  (Registrant)



Date: December 31, 1998          Leon H. Toups, President
                                 ------------------------
                                   (Signature)


Exhibit

1        Contract between Toups Technology Licensing, Inc. and Compania
         De Luz Y Fuerza De Las Terrenas, C. por A. effective December 15, 1998